AMENDED SCHEDULE A

SERIES AND CLASSES

As of February 29, 2024

Series	Classes

Guggenheim Active INvestment Series (GAINS) - Core Plus Fund	SMA
Guggenheim Active INvestment Series (GAINS) - Limited Duration Fund	SMA
Guggenheim Alpha Opportunity Fund	A, C, Institutional, P and R6
Guggenheim Capital Stewardship Fund	A, C, Institutional, P and R6
Guggenheim Floating Rate Strategies Fund	A, C, Institutional, P and R6
Guggenheim High Yield Fund	A, C, Institutional, P and R6
Guggenheim Core Bond Fund	A, C, Institutional, P and R6
Guggenheim Large Cap Value Fund	A, C, Institutional, P and R6
Guggenheim Limited Duration Fund	A, C, Institutional, P and R6
Guggenheim Macro Opportunities Fund	A, C, Institutional, P and R6
Guggenheim Market Neutral Real Estate Fund	A, C, Institutional, P and R6
Guggenheim Municipal Income Fund	A, C, Institutional, P and R6
Guggenheim Risk Managed Real Estate Fund	A, C, Institutional, P and R6
Guggenheim SMid Cap Value Fund	A, C, Institutional, P and R6
Guggenheim Small Cap Value Fund	A, C, Institutional, P and R6
Guggenheim StylePlus-Large Core Fund	A, C, Institutional, P and R6
Guggenheim StylePlus-Mid Growth Fund	A, C, Institutional, P and R6
Guggenheim Total Return Bond Fund	A, C, Institutional, P and R6
Guggenheim Ultra Short Duration Fund	A, Institutional, P and R6
Guggenheim World Equity Income Fund	A, C, Institutional, P and R6